UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2006
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24647	77-0328533
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
2450 Walsh Avenue
Santa Clara, California 95051
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (408) 235-5500
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On December 14, 2006, Terayon Communication Systems, Inc. (the “Company”) announced that it intends to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 containing audited consolidated financial statements for fiscal year 2005; audited restated consolidated financial statements for fiscal years 2004 and 2003; unaudited restated (or adjusted, as applicable) selected consolidated financial data for fiscal years 2002 and 2001; and unaudited condensed consolidated financial statements for the quarterly periods in fiscal years 2005 and 2004, including restated unaudited condensed consolidated financial statements for the first and second quarters of 2005, as well as its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2006 on Wednesday, December 20, 2006 after market close. The Company also announced that it intends to host an investor conference call scheduled for Wednesday, December 20, 2006 at 5:00 p.m. EST (2:00 p.m. PST).
The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated December 14, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on December 14, 2006 entitled “Terayon Announces Scheduled Release of Restated Financial Results”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  December 18, 2006

Terayon Communication Systems, Inc.
By:	/s/ Mark Richman
Name:	Mark Richman
Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED DECEMBER 14, 2006

Exhibit	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on December 14, 2006 entitled “Terayon Announces Scheduled Release of Restated Financial Results”